UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2025

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Alpha and Omega Semiconductor Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-34717	77-0553536
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
(Address of principal registered offices)
(408) 830-9742
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	AOSL	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2025, Dr. Mike F. Chang resigned his position as Executive Chairman of Alpha & Omega Semiconductor Limited (the “Company”) effective immediately, and Dr. Chang will continue to serve as a director and Chairman of the Board. Also on March 3, 2025, the Board of Directors of the Company (the “Board”) appointed Dr. Chang as Executive Vice President of Strategic Initiative effectively immediately.

In connection with the role change described above, and effective as of March 3, 2025, the Compensation Committee of the Board approved a modification to Dr. Chang’s compensation arrangement. Under the new compensation arrangement, Dr. Chang’s base salary will be reduced to $425,000 per year, and his target annual cash bonus will be reduced to 70% of his base salary. In addition, Dr. Chang was granted, effective as of March 17, 2025, an award of 22,500 time-vesting restricted share units (RSUs) and 22,500 performance-vesting RSUs under the Company’s 2018 Omnibus Incentive Plan, as amended.

Executive Bonus Plan

On February 28, 2025, the Compensation Committee approved an incentive cash bonus plan (the “Plan”) for the calendar year 2025, pursuant to which named executive officers of the Company will receive an incentive award based on the level of attainment of specified Company performance goals. The aggregate amount of the award will be determined based on the level of attainment of a range of non-GAAP earnings per share and revenue for the year. A specified minimum amount of each of the non-GAAP earnings per share and revenue goals must be achieved before payment of an award under the Plan. The actual aggregate amount of the award earned by an executive officer for the calendar year will range from $0 to the maximum amount established for that officer depending on the level of attainment of the performance goals. Assuming the minimum performance goals as described above have been achieved, the minimum, target and maximum bonus payable to each executive officer of the Company (as a percentage of base salary) are as follows:

Name	Title	Minimum Bonus	Target Bonus	Maximum Bonus
Stephen Chang	Chief Executive Officer	23%	100%	220%
Yifan Liang	Chief Financial Officer and Corporate Secretary	16%	70%	154%
Bing Xue	Executive Vice President of Worldwide Sales and Business Development	16%	70%	154%
Wenjun Li	Chief Operating Officer	16%	70%	154%
Mike Chang	Executive Vice President of Strategic Initiative	16%	70%	154%

The description of the Plan above is only a summary and qualified in its entirety by the Plan, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2025 to be filed with the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 4, 2025

Alpha and Omega Semiconductor Limited

By:	/s/ Yifan Liang
Name:	Yifan Liang
Title:	Chief Financial Officer and Corporate Secretary